UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2011

RADISYS CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	0-26844	93-0945232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5445 NE Dawson Creek Drive Hillsboro, Oregon	97124
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 615-1100

No Change

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 204.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On May 2, 2011, RadiSys Corporation, an Oregon corporation (“RadiSys”) and RadiSys Holdings, Inc., a newly-formed Delaware corporation and a wholly-owned subsidiary of RadiSys ( “Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Continuous Computing Corporation, a Delaware corporation (“CCPU”), and Shareholder Representative Services LLC, a Colorado limited liability company, as the representative of CCPU’s stockholders and certain other interested parties described in the Merger Agreement (the “Effective Time Holders”). Pursuant to the Merger Agreement and subject to the conditions set forth therein, Merger Sub will merge with and into CCPU (the “Merger”), and CCPU will continue as the surviving corporation of the Merger and a wholly-owned subsidiary of RadiSys.

At the closing of the Merger, the Effective Time Holders will have the right to receive in aggregate $73,000,000 in cash, subject to adjustment based on the closing date net working capital of CCPU, and 2,322,223 shares of RadiSys common stock, no par value (“RadiSys Shares”). RadiSys will also deposit an additional 1,344,444 RadiSys Shares into an escrow account to serve as security for the benefit of RadiSys and its affiliates against the indemnification obligations of the Effective Time Holders set forth in the Merger Agreement. Subject to any indemnification claims made on the Escrow Account, one-half of the RadiSys Shares held therein will be released to the Effective Time Holders one year after closing with the remainder to be released six months thereafter.

In addition, under the Merger Agreement, RadiSys has agreed to make certain earn-out payments to the Effective Time Holders (“Earn-Out Payments”) based on the amount of royalty revenues generated by a specified set of contracts associated with certain of CCPU’s Trillium products recognized over a period of 36 months after closing. Earn-Out Payments will be made in cash in three installments following the 18-, 24- and 36-month anniversaries of the closing date and in each case will equal the amount of such royalty revenues during the immediately preceding 18-month, six-month or 12-month period, as applicable, except that, in lieu of making any and all Earn-Out Payments, RadiSys may elect after the 18-month anniversary of the closing date to make a one-time payment in cash and/or issuance of RadiSys Shares with a combined aggregate value of $15,000,000. Any RadiSys Shares issued in connection with the Earn-Out Payments will be based on the volume-weighted average price per share on the NASDAQ Global Select Market for the 10 trading day period ending five trading days immediately preceding the date of issuance.

In connection with the Merger, RadiSys has also agreed to assume CCPU’s stock incentive plan as to CCPU stock options that will not have vested on or prior to June 30, 2011, which will be converted into options to acquire approximately 290,000 RadiSys Shares in the aggregate.

RadiSys Shares issuable in connection with the Merger may not exceed 19.9% of the total number of RadiSys Shares outstanding immediately prior to closing (up to 4.84 million shares in total if the Merger were to close on the date hereof), which includes 3,666,667 shares issuable on the closing of the Merger, shares issuable in connection with unvested CCPU options assumed in the Merger and additional shares issuable in connection with the Earn-Out Payments.

All of the RadiSys Shares issued on the closing date as merger consideration will be subject to restrictions on transfer that lapse after closing as follows:

•	none of the shares may be transferred for 90 days after closing;

•	from the 91st day until the 180th day after closing, up to 40% of each Effective Time Holder’s shares may be transferred;

•	from the 181st day until the 270th day after closing, up to another 40% of each Effective Time Holder’s shares may be transferred; and

•	from the 271st day after closing, all such transfer restrictions will lapse.

Notwithstanding the foregoing, any Effective Time Holder may sell RadiSys shares in block trades of no less than 10,000 shares to one or a group of affiliated purchasers.

CCPU has agreed in the Merger Agreement not to solicit, initiate, encourage, induce or knowingly facilitate the making, submission or announcement of, or provide other support for, any alternative transactions involving CCPU, except in certain limited circumstances. If the Merger Agreement is terminated under certain circumstances, CCPU will pay RadiSys a termination fee in an amount equal to $5 million.

Under the Merger Agreement, RadiSys has also agreed to increase the size of its Board of Directors and appoint one of CCPU’s existing directors to the RadiSys Board of Directors immediately following the closing.

The Merger Agreement contains customary representations, warranties and covenants of the parties as well as standard conditions to closing, including, among other things:

•	receipt of required regulatory approvals and third party consents,

•	CCPU stockholder approval,

•	the absence of a material adverse effect on CCPU or RadiSys,

•	holders of no more than 5% of CCPU’s capital stock exercising appraisal rights under Delaware law, and

•	the RadiSys Shares to be issued in the Merger either qualifying for an exemption from registration under the Securities Act of 1933 or being registered thereunder pursuant to a registration statement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8–K and is incorporated herein by reference. The assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules that have been exchanged between the parties. Such disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties. Moreover, certain representations and warranties may not be complete or accurate as of a particular date because they are subject to a contractual standard of materiality that is different from those generally applicable to stockholders and/or were used for the purpose of allocating risk among the parties rather than establishing certain matters as facts. Accordingly, you should not rely on the representations and warranties contained in the Merger Agreement as characterizations of the actual state of facts at the time they were made or otherwise. Moreover, information concerning the subject matter of the representations and warranties may change after the date of execution of the Merger Agreement, which subsequent information may or may not be fully reflected in the public disclosures of RadiSys.

Voting Agreements

In connection with the Merger Agreement, certain officers, directors and stockholders of CCPU entered into voting and support agreements with RadiSys pursuant to which such parties, among other things, agreed to vote (i) in favor of the approval and adoption of the Merger Agreement and the approval of the Merger and (ii) against approval of any proposal in opposition to or in competition with the consummation of the Merger.

Approximately 64% of the votes represented by the outstanding shares of CCPU capital stock are subject to such voting and support agreements. However, a portion of such shares of CCPU capital stock (representing approximately 24% of the total outstanding shares of CCPU capital stock) will not be required to be voted in accordance with the voting and support agreements under certain circumstances, including if the board of directors of CCPU changes its recommendation to the CCPU stockholders to effect the Merger prior to its approval.

Item 2.02. Results of Operations and Financial Condition.

On May 3, 2011, RadiSys issued a press release announcing its entry into the Merger Agreement and its results for the fiscal quarter ended March 31, 2011. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

To supplement its consolidated financial statements in accordance with generally accepted accounting principles (GAAP), RadiSys’ press release contains non-GAAP financial measures that exclude certain expenses, gains and losses, such as the effects of (a) amortization of acquired intangible assets, (b) stock-based compensation expense recognized as a result of its adoption of FAS 123R (now codified at FASB ASC Topic 718), (c) restructuring charges (reversals), (d) acquisition related charges and (e) income taxes. RadiSys believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance and its prospects for the future. Specifically, RadiSys believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that RadiSys believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring its performance, and RadiSys believes that it is providing investors with financial measures that most closely align to its internal measurement processes. These non-GAAP measures are considered to be reflective of RadiSys’ core operating results as they more closely reflect the essential revenue-generating activities of RadiSys and direct operating expenses (resulting in cash expenditures) needed to perform these revenue-generating activities. RadiSys also believes, based on feedback provided during its earnings calls’ Q&A sessions and discussions with the investment community, that the non-GAAP financial measures it provides are necessary to allow the investment community to construct their valuation models to better align its results and projections with its competitors and market sector, as there is significant variability and unpredictability across companies with respect to certain expenses, gains and losses.

The non-GAAP financial information in the press release is presented using consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. RadiSys believes that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with RadiSys’ results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate its results of operations in conjunction with the corresponding GAAP financial measures.

A reconciliation of non-GAAP information to GAAP information is included in the press release. The non-GAAP financial measures disclosed by RadiSys should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in the press release should be carefully evaluated. The non-GAAP financial measures used by RadiSys may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed under Item 1.01 is incorporated into this Item 3.02 in its entirety.

RadiSys Shares issued in connection with the Merger are expected to be issued in reliance upon an exemption from registration under federal securities laws provided by Section 3(a)(10) of the Securities Act of 1933, for the issuance and exchange of securities approved after a public hearing on the fairness of the terms and conditions of the exchange by the Commissioner of the California Department of Corporations in accordance with Section 25121 of the California Corporate Securities Law of 1968. If such approval is not obtained, RadiSys intends to file a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) relating to the issuance of the RadiSys Shares in connection with the Merger.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

In connection with the Merger Agreement, subject to and effective upon the completion of the Merger, the Board of Directors approved the appointment of Mr. Michel Dagenais, currently the Chief Executive Officer of CCPU, to serve as the Chief Executive Officer of RadiSys in replacement of Mr. Scott Grout, with Mr. Grout continuing to serve as a director of RadiSys and Vice Chair of the Board of Directors at the Board’s request.

Mr. Dagenais, 58, joined CCPU as president and CEO in December 2006. Before joining CCPU he was president and CEO of Optical Solutions, Inc., a market leading supplier of fiber optics to the home access solutions. Mr. Dagenais led Optical Solutions through a period of significant growth, culminating in the successful acquisition of Optical Solutions by Calix Networks, a large telecom equipment supplier focused on access solutions for broadband service delivery. He brings to RadiSys over 25 years of experience in the telecommunications industry, including prior executive and management positions at Convergent Networks, Lucent, and Nortel. Mr. Dagenais has a M.Eng. and a B.Eng. in electrical engineering from Carleton University in Ottawa, Canada.

Mr. Dagenais has no family relationships with any other officer or director of RadiSys.

In connection with the Merger Agreement, the Board of Directors approved an employment agreement with Mr. Dagenais, which will become effective at closing when Mr. Dagenais begins his employment with RadiSys. The employment agreement provides for Mr. Dagenais’ employment as the Chief Executive Officer of RadiSys, subject to termination rights by either RadiSys or Mr. Dagenais, with an annual base salary of $385,000 and a variable incentive target of $425,000 for a total annual target cash amount of $810,000. Additionally, effective on the date he assumes the role of the Chief Executive Officer of RadiSys, Mr. Dagenais will be granted an equity award of 70,000 stock options and 30,000 restricted stock units, which will vest over the course of three years from the grant date. In addition, he will be granted a target award of 135,000 performance shares under the RadiSys Corporation Long Term Incentive Plan.

In connection with the Merger Agreement, the Board of Directors approved a change of control agreement with Mr. Dagenais, which will become effective upon Mr. Dagenais’ commencement of employment with RadiSys.

The change of control agreement provides that if RadiSys terminates Mr. Dagenais’ employment (other than for cause, death or disability) or if he terminates his employment with RadiSys for good reason within 12 months following a change of control of RadiSys or within three months preceding a change of control, Mr. Dagenais will be entitled to receive severance pay in a cash amount equal to 24 months of his annual base pay at the highest annual rate in effect at any time within the 12-month period preceding the date of termination. Upon such termination, and in addition to severance pay, he will also entitled to receive Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”) benefits for 12 months, certain other immaterial benefits, and all stock options, restricted stock units and other similar awards granted to Mr. Dagenais shall be immediately exercisable in full, or vested, as applicable, in accordance with the applicable provisions of the relevant award agreement and the plan.

In connection with the Merger Agreement, the Board of Directors also approved an executive severance agreement with Mr. Dagenais, which will become effective upon Mr. Dagenais’ commencement of employment with RadiSys. Under the severance agreement, if Mr. Dagenais’ employment with RadiSys is terminated other than for cause, death or disability, or if he terminates his employment with RadiSys for good reason, he will be entitled to (i) a payment of 24 months base pay at the rate in effect immediately prior to the date of termination, (ii) up to 12 months of continued coverage pursuant to COBRA, (iii) stock-based incentive compensation plan payout under the RadiSys Corporation Long Term Incentive Plan pursuant to the terms of and within the periods specified in the Long Term Incentive Plan, (iv) partial cash-based incentive compensation plan payout, if any, and (v) other immaterial benefits.

The foregoing description of the employment agreement, the change of control agreement and the severance agreement with Mr. Dagenais does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreement, the change of control agreement and the severance agreement, as applicable, which are attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report and are incorporated herein by reference.

In addition, in connection with the Merger, Mr. Dagenais will receive (i) his respective portion of the closing cash and stock merger consideration for his CCPU shares and vested options, (ii) subject to potential claims being made against the escrow, his respective portion of additional shares of RadiSys Shares upon expiration of the escrow periods described above, and (iii) his respective portion of the Earn-Out Payments made as described in Item 1.01. In addition, RadiSys will assume his CCPU options that are unvested as of June 30, 2011, which will be converted into options to acquire RadiSys Shares. Such assumed options will continue to vest over a two to three year period according to the original vesting schedule for the original term.

Appointment of President and Chief Financial Officer

On May 1, 2011, subject to and effective upon the completion of the Merger, the Board of Directors promoted Mr. Brian Bronson to be the President and Chief Financial Officer of RadiSys.

Prior to his new appointment, Mr. Bronson, 39, served as Chief Financial Officer of RadiSys. Brian Bronson joined RadiSys in 1999 and has been an officer since 2000. Prior to his being named as Chief Financial Officer in November 2006, Mr. Bronson held the positions with RadiSys of Vice President of Finance and Business Development and Treasurer and Chief Accounting Officer. Before joining RadiSys, from 1995 to 1999, Mr. Bronson held a number of financial management roles at Tektronix, Inc. where he was responsible for investor relations, finance and accounting functions for both domestic and international operations. Prior to joining Tektronix, Inc., Mr. Bronson practiced as a Certified Public Accountant with the accounting firm Deloitte and Touche, LLP. Mr. Bronson holds a bachelors degree in Business Administration and Communications from Oregon State University. Mr. Bronson has no family relationships with any other officer or director of RadiSys.

In connection with Mr. Bronson’s promotion to be the President and Chief Financial Officer of RadiSys, his cash compensation will be increased to an annual base salary of $350,000 and a variable incentive target of $300,000 for a total annual target cash amount of $650,000. Additionally, Mr. Bronson will be granted an equity award of 21,000 stock options and 9,000 restricted stock units, which will vest over the course of three years from the grant date.

In connection with Mr. Bronson’s promotion to be the President and Chief Financial Officer of RadiSys, the Board of Directors approved an amended and restated change of control agreement for Mr. Bronson, which will become effective upon his promotion to President and Chief Financial Officer.

The amended and restated change of control agreement provides that if RadiSys terminates Mr. Bronson’s employment (other than for cause, death or disability) or if he terminates his employment with RadiSys for good reason within 12 months following a change of control of RadiSys or within three months preceding a change of control, Mr. Bronson will be entitled to receive severance pay in a cash amount equal to 24 months of his annual base pay at the highest annual rate in effect at any time within the 12-month period preceding the date of termination. Upon such termination, and in addition to severance pay, he will also be entitled to receive COBRA benefits for 12 months, certain other immaterial benefits, and all stock options, restricted stock units and other similar awards granted to Mr. Bronson shall be immediately exercisable in full, or vested, as applicable, in accordance with the applicable provisions of the relevant award agreement and the plan.

In connection with Mr. Bronson’s promotion to be the President and Chief Financial Officer of RadiSys, the Board of Directors also approved an amended and restated executive severance agreement for Mr. Bronson, which will become effective upon his promotion to President and Chief Financial Officer. Under the amended and restated severance agreement, if Mr. Bronson’s employment with RadiSys is terminated other than for cause, death or disability, or if he terminates his employment with RadiSys for good reason, he will be entitled to (i) a payment of 24 months base pay at the rate in effect immediately prior to the date of termination, (ii) up to 12 months of continued coverage pursuant to COBRA, (iii) stock-based incentive compensation plan payout under the RadiSys Corporation Long Term Incentive Plan pursuant to the terms of and within the periods specified in the Long Term Incentive Plan, (iv) partial cash-based incentive compensation plan payout, if any, and (v) other immaterial benefits.

The foregoing description of the amended and restated change of control agreement and amended and restated severance agreement with Mr. Bronson does not purport to be complete and is qualified in its entirety by reference to the full text of amended and restated change of control agreement and the amended and restated severance agreement, as applicable, which are attached as Exhibits 10.4 and 10.5, respectively, to this Current Report and are incorporated herein by reference.

Integration Services Agreement with Mr. Scott Grout

In connection with the Merger Agreement, the Board of Directors approved an integration services agreement with Mr. Scott Grout (the “Services Agreement”), which, subject to and effective upon the completion of the Merger, will replace his existing change of control agreement and severance agreement. The Services Agreement provides that upon the closing of the Merger, Mr. Grout will resign as the President and Chief Executive Officer of RadiSys, but will remain an employee to assist RadiSys with the integration of CCPU’s operations and continue to serve as a director and Vice Chair of the Board of Directors at the Board’s request. The Services Agreement will remain in effect until the earlier of six calendar months from the closing of the Merger or the date it is terminated by RadiSys. Under the Services Agreement, (i) RadiSys will continue to pay Mr. Grout his base salary at the rate in effect immediately prior to the date of the Services Agreement; (ii) he will continue to be eligible to participate in the cash-based incentive compensation plan and will be paid under such plan in accordance with its terms and at the incentive target rate in effect immediately prior to the date of the Services Agreement; (iii) he will retain his time-based equity awards granted under the RadiSys Corporation 2007 Stock Plan, which will continue to vest while he remains a director and will be exercisable for a 12-month period following the termination of his employment and service as a director, (iv) he will forfeit his award under the RadiSys Corporation Long Term Incentive Plan and (v) he will continue to receive all benefits provided to all executive employees of RadiSys, including health insurance and related ancillary benefits.

Following the termination of the Services Agreement, the Company will pay Mr. Grout a lump-sum amount of $500,000 plus, if terminated prior to the end of the six-month term, the amount of all compensation that would otherwise have been paid for the remainder of the term. Further, he will enter into a one year non-compete agreement, be entitled to receive COBRA benefits for 12 months and other immaterial benefits.

The foregoing description of the Services Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Services Agreement, which is attached as Exhibit 10.6 to this Current Report and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 1, 2011, the Board of Directors approved amendments to Article IV of the Restated Bylaws of RadiSys. These amendments clarify that the President of RadiSys need not be the same person as the Chief Executive Officer of RadiSys. The foregoing description of the amendments is not complete and is subject to and qualified in its entirety by reference to the Amendment to Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 to this Current Report and incorporated herein by reference.

Item 8.01. Other Events

On May 3, 2011, RadiSys issued a press release announcing its entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated May 2, 2011 among RadiSys Corporation, RadiSys Holdings, Inc., Continuous Computing Corporation and Shareholder Representative Services LLC

3.1	Amendment to Restated Bylaws of RadiSys Corporation

10.1	Employment Agreement dated May 1, 2011 between RadiSys Corporation and Michel Dagenais

10.2	Executive Change of Control Agreement dated May 2, 2011 between RadiSys Corporation and Michel Dagenais

10.3	Executive Severance Agreement dated May 2, 2011 between RadiSys Corporation and Michel Dagenais

10.4	Amended & Restated Executive Change of Control Agreement dated May 2, 2011 between RadiSys Corporation and Brian Bronson

10.5	Amended & Restated Executive Severance Agreement dated May 2, 2011 between RadiSys Corporation and Brian Bronson

10.6	Integration Services Agreement dated May 2, 2011 between RadiSys Corporation and Scott Grout

99.1	Press release dated May 3, 2011

Forward-Looking Statements

Statements included in this document and the documents incorporated by reference herein regarding the consummation of the proposed transaction, benefits, certain royalty revenues, earn-out payments, expected synergies and other expense savings and operational and administrative efficiencies, opportunities, timing, expense and effects of the transaction, financial performance, revenue growth, management changes or other attributes of RadiSys following the transaction, its business strategy, outlook guidance, and expectations for the second quarter and the full year of 2011 and other statements that are not historical facts, are forward-looking statements. Forward-looking statements include words or phrases such as “anticipate,” “believe,” “contemplate”, “estimate,” “expect,” “intend,” “plan,” “project,” “could,” “may,” “might,” “should,” “will” and words and phrases of similar import. These statements involve known and unknown risks and uncertainties including, but not limited to, actions by regulatory authorities or other third parties, actions by CCPU’s shareholders, costs and difficulties related to integration of acquired businesses, delays, costs and difficulties related to the transaction, market conditions, performance and customer acceptance of the Trillium line of products, the combined companies’ financial results and performance, satisfaction of closing conditions, RadiSys’ dependence on certain customers and high degree of customer concentration, RadiSys’ use of one contract manufacturer for a significant portion of the production of its products, the anticipated amount and timing of revenues from design wins due to RadiSys’ customers’ product development time, cancellations or delays and other factors detailed in risk factors and elsewhere in RadiSys Annual Report on Form 10-K for the year ended December 31, 2010, and its other filings with the SEC, copies of which are available on the SEC’s website at www.sec.gov or may be obtained by contacting RadiSys at 503-615-1100, or from RadiSys’ investor relations web site at

http://investor.radisys.com. Although forward-looking statements help provide additional information about RadiSys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. All information in this document is as of the date of this report. Except as required by law, RadiSys disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Additional Information

In connection with the proposed merger, RadiSys may file with the SEC a registration statement on Form S-4, which will include a prospectus of RadiSys and other relevant materials in connection with the proposed transactions, and may file with the SEC other documents regarding the proposed transaction. The final prospectus would be mailed to the stockholders of CCPU. Investors and security holders of CCPU are urged to read the prospectus (including any amendments or supplements thereto) and the other relevant material carefully in their entirety if and when they become available because they will contain important information about CCPU, RadiSys and the proposed transaction.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended or an exemption therefrom.

Upon filing, any prospectus and other relevant materials (when and if they become available), and any and all documents filed with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by RadiSys by contacting RadiSys at 503-615-1100, by directing a written request to RadiSys Corporation, 5545 N.E. Dawson Creek Drive, Hillsboro, OR 97124, Attention: Investor Relations or from RadiSys’ investor relations web site at http://investor.radisys.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADISYS CORPORATION

Date: May 3, 2011	By:	/s/ Brian Bronson
Brian Bronson
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated May 2, 2011 among RadiSys Corporation, RadiSys Holdings, Inc., Continuous Computing Corporation and Shareholder Representative Services LLC

3.1	Amendment to Restated Bylaws of RadiSys Corporation

10.1	Employment Agreement dated May 1, 2011 between RadiSys Corporation and Michel Dagenais

10.2	Executive Change of Control Agreement dated May 2, 2011 between RadiSys Corporation and Michel Dagenais

10.3	Executive Severance Agreement dated May 2, 2011 between RadiSys Corporation and Michel Dagenais

10.4	Amended & Restated Executive Change of Control Agreement dated May 2, 2011 between RadiSys Corporation and Brian Bronson

10.5	Amended & Restated Executive Severance Agreement dated May 2, 2011 between RadiSys Corporation and Brian Bronson

10.6	Integration Services Agreement dated May 2, 2011 between RadiSys Corporation and Scott Grout

99.1	Press release dated May 3, 2011